UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2003

Global Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31505	23-3020677

(Commission File Number)	(IRS Employer Identification No.)

2346 Success Drive, Odessa, Florida	33556

(Address of Principal Executive Offices)	(Zip Code)

(727) 372-3939

(Registrant’s telephone number, including area code)

N/A

(Former name, address and telephone number)

Item 5. Other Events and Regulation FD Disclosure

     On February 21, 2003, Dr. Peter Fox-Penner notified the company that it was necessary for him to resign as a member of the Board of Directors. The resignation was not the result of any disagreement between Dr. Fox-Penner and the company or its management on any matter relating to the company’s operations, policies or practices.

     Dr. Fox-Penner currently serves as Chairman of The Brattle Group, a Washington D.C. based economic consulting firm. His primary work responsibilities have continued to expand and have, therefore, made it difficult for him to devote the amount of time that he felt appropriate for a director.

     Dr. Fox-Penner’s resignation was effective on February 21, 2003. At this time the company has no immediate plans to fill this seat on its Board.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY GROUP, INC.

/s/ Joseph H. Richardson

Joseph H. Richardson, President

Date: February 27, 2003

3